Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Vice President of	1201 Charleston Road
Finance and CFO	Mountain View, CA 94043
800-850-6664, ext. 6478
robs@omnicell.com

For Immediate Release

Omnicell Announces First Quarter 2006 Financial Results

MOUNTAIN VIEW, Calif. — April 20, 2006 — Omnicell, Inc. (NASDAQ: OMCL), a leading provider of patient safety solutions preferred by nurses, today announced first quarter 2006 results.

For the first quarter of 2006, net income was $1.1 million or $0.04 per diluted share compared to $2.2 million or $.08 per diluted share in Q4 2005 and increased from a loss of $5.8 million or ($0.23) per share in the year-ago quarter. Excluding the impact on our results of recording $1.7 million in share-based compensation expenses related to adoption of SFAS No. 123(R), non-GAAP net income was $2.9 million for the three months ending March 31, 2006 or $0.10 per diluted share. In comparison, for the three months ending March 31, 2005, and excluding of the impact of $1.1 million write-off of inventory obsolescence charges, $0.6 million charge for suspended acquisitions, and $1.5 million in restructuring expenses, non-GAAP net loss was $2.6 million or $0.10 loss per share.

Revenue for the first quarter of 2006 totaled $33.9 million, up $0.4 million or 1% from Q4 2005 revenue of $33.5 million, and up $5.2 million or 18% from the first quarter of 2005.

Product backlog grew to $77.2 million, up $7.6 million or 11% from the end of Q4 2005.

Omnicell Chairman, President and CEO Randall A. Lipps commented, “I’m very pleased with our results this quarter. Growing backlog once again, in our seasonally weakest quarter, shows the strength of our product offerings. We continue to demonstrate that our business can be predictable, and our strong growth in new customers shows that high-quality products and superior installation and support services prevail in the marketplace.”

Financial Results Conference Call Details
Management will discuss financial results for the first quarter of 2006 on Thursday, April 20, 2006 at 1:30 p.m. PT via conference call. Investors and analysts may listen to this conference call by logging on to www.omnicell.com or by dialing 800-240-7305 (domestic) or 303-262-2137 (international) approximately 10 minutes prior to the scheduled start. A replay of the call will be available from 3:30 p.m. PT on April 20, 2006 through 11:59 p.m. PT on April 27, 2006. Dialing 800-405-2236 (domestic) or 303-590-3000 (international) and entering the passcode 11057927# for both numbers will access the call replay. On the conference call, management will be discussing certain additional financial and statistical information. That information can be located on the “Investor Relations” page of Omnicell’s Web site at www.omnicell.com.

About Omnicell
Omnicell, Inc. (NASDAQ: OMCL) is a leading provider of systems and software solutions targeting patient safety and operational efficiency in healthcare facilities. Since 1992, Omnicell has worked with more than 1,600 healthcare facilities to enhance patient safety and allow clinicians to spend more time with their patients.

Omnicell’s medication-use product line includes solutions for the central pharmacy, nursing unit, operating room, and patient bedside. Solutions range from large central pharmacy “smart inventory” carousels to small handheld devices. From the point at which a medication arrives at the receiving dock to the time it is administered, Omnicell systems store it, package it, bar code it, order it, issue it, and provide information and controls on its use and reorder.

Our supply product lines provide a healthcare institution with fast, effective control of costs, capture of charges for payor reimbursement, and timely reorder of supplies. Products range from high-security closed-cabinet systems and software to open-shelf and combination solutions in the nursing unit, cath lab and operating room.

Omnicell’s mission is to provide the best customer experience in healthcare, helping hospitals reduce medication errors, operate more efficiently, and decrease costs. For more information, visit www.omnicell.com.

Forward-Looking Statements
To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission filings and include, without limitation, the continued growth and acceptance of our products and services and the continued growth of the clinical automation and workflow automation market generally, the potential of increasing competition, the ability of the company to achieve profitability in the next few quarters, grow product backlog, retain key personnel, cut expenses, develop new products and integrate acquired products or intellectual property in a timely and cost-effective manner, and improve sales productivity. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

Omnicell, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,		March 31,
	2006	December 31,	2005
	(unaudited)	2005 (1)	(unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$33,853	$29,536	$15,251
Short-term investments	—	—	11,047
Accounts receivable, net	28,980	29,456	22,591
Inventories	12,165	13,763	15,291
Receivables subject to a sales agreement	2,175	2,551	2,987
Prepaid expenses and other current assets	10,634	10,286	7,083
Total current assets	87,807	85,592	74,250
Property and equipment, net	4,505	4,727	5,422
Long-term receivables subject to a sales agreement	1,507	1,292	2,852
Other assets	12,981	8,817	12,264
Total Assets	$106,800	$100,428	$94,788

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,674	$4,059	$5,137
Accrued liabilities	11,400	12,664	11,745
Deferred service revenue	6,951	6,526	6,045
Deferred gross profit	10,764	7,981	7,653
Obligation resulting from sale of receivables	2,175	2,551	2,987
Total current liabilities	34,964	33,781	33,567
Long-term obligation resulting from sale of receivables	1,507	1,292	2,852
Long-term deferred service revenue	9,797	9,867	9,128
Other long-term liabilities	125	250	250
Total Liabilities	46,393	45,190	45,797

Stockholders’ equity	60,407	55,238	48,991
Total Liabilities and Stockholders’ Equity	$106,800	$100,428	$94,788

(1) Information derived from the audited Consolidated Financial Statements.

Omnicell, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except for per share data, unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2006	2005	2005
Revenues:
Product	$26,248	$26,604	$22,742
Service and other	7,665	6,877	6,009
Total revenue	33,913	33,481	28,751
Cost of revenues:
Cost of product revenues	12,166	12,557	11,533
Cost of service and other revenues	3,283	2,445	2,837
Total cost of revenues	15,449	15,002	14,370
Gross profits	18,464	18,479	14,381

Operating expenses:
Research and development	2,568	2,027	2,709
Selling, general, and administrative	15,066	14,547	17,142
Restructuring, facility and severance charges	0	0	406
Total operating expenses	17,634	16,574	20,257

Operating income (loss)	830	1,905	(5,876)

Interest and other income	350	303	125
Interest expense	(7)	(21)	(24)
Total other income	343	282	101

Income (loss) before provision (benefit) for income taxes	1,173	2,187	(5,775)

Provision (benefit) for income taxes	60	(50)	17
Net income (loss)	$1,113	$2,237	($5,792)

Net income (loss) per share:
Basic	$0.04	$0.09	($0.23)
Diluted	$0.04	$0.08	($0.23)

Weighted average shares outstanding:
Basic	26,442	26,249	25,490
Diluted	28,105	27,582	25,490

Omnicell, Inc.

Reconcilation of GAAP to Non-GAAP (Pro Forma)

(in thousands, except for per share data, unaudited)

	Three months ended March 31, 2006			Three months ended March 31, 2005			Three months ended December 31, 2005
	Revenue	Net Income	Earnings per share diluted	Revenue	Net Loss	Earnings (loss) per share- basic	Revenue	Net Income	Earnings per share- diluted

GAAP	$33,913	$1,113	$0.04	$28,751	($5,792)	($0.23)	$33,481	$2,187	$0.08
Non-GAAP Adjustments:

SFAS No. 123(R) adjustment (a)
Gross Margin		269
Operating Expenses		1,472

Inventory obsolecence due to product discontinuation (b)
Gross Margin					1,100
Operating Expenses

Restructuring expenses (c)
Gross Margin
Operating Expenses					1,500

Write off for suspended acquisitions (d)
Gross Margin
Operating Expenses					600

Write off for suspended acquisitions (d)
Gross Margin
Operating Expenses

	—	1,741	$0.06	—	3,200	$0.13	—	—	—

Non-GAAP	$33,913	$2,854	$0.10	$28,751	($2,592)	($0.10)	$33,481	$2,187	$0.08

These Non-GAAP adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations.  The Company believes that presentation of results excluding such items as non-cash share based compensation, restructuring costs, inventory obsolescence, and write off of costs for suspended acquisitions provides meaningful supplemental information to both management and investors that is representative of the Company’s core operating results and allows comparison of operating results.  The Company uses these non-GAAP measures when evaluating its financial performance. These non-GAAP results of operations should not be viewed as a substitute for the Company’s GAAP results.

(a)   This adjustment reflects the accounting impact of non-cash compensation expense related to the impact of adoption of SFAS No. 123-R for the three months ending March 31, 2006.

(b)   This adjustment reflects a write off of $1.1 million in inventory obsolescence due to discontinutation of a product

(c)   This adjustment reflects a write off of $1.5 million associated with a reduction in force costs

(d)   This adjustment reflects a write off of $0.6 million write of costs associated with suspended acquisitions